UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

INSPRO TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51701	98-0438502
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Chester Pike, Suite 400 Eddystone, Pennsylvania	19022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 654-2200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On March 30, 2020, InsPro Technologies Corporation, a Delaware corporation (the “Company”), held a special meeting of its stockholders (the “Special Meeting”) to adopt the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Majesco, a California corporation (the “Buyer”), and Majesco Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Buyer (“Merger Sub”). On March 30, 2020, the Merger Agreement was approved by the requisite vote of the Company’s stockholders at the Special Meeting. Pursuant to the terms of the Merger Agreement, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity after the merger, was consummated (the “Merger”) on April 1, 2020. As a result of the Merger, the Company is now a wholly-owned subsidiary of the Buyer. Capitalized terms used but not otherwise defined herein have the meaning set forth in the Merger Agreement.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 31, 2020 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information in the Introductory Note is incorporated by reference herein.

The Merger became effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, the outstanding shares of the Company’s common and preferred stock, other than shares with respect to which appraisal rights were properly exercised and not withdrawn under Delaware Law, automatically converted into the right to receive allocations of approximately $11.4 million (the “Merger Consideration”) pursuant to the Merger Agreement and the Company’s Certificate of Incorporation and all amendments thereto (collectively, the “Company Charter”).

The Merger Consideration was allocated in accordance with the Company Charter. Because the amount of Merger Consideration was substantially less than the aggregate minimum liquidation preferences of the Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”) and Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), all Merger Consideration was paid to the holders of those series of preferred stock. At the Effective Time, each share of Series C Preferred Stock and Series B Preferred Stock, issued and outstanding as of immediately prior to the Effective Time, was cancelled and automatically converted into the right to receive (i) $5.00 in cash with respect to each share of Series C Preferred Stock and (ii) $0.9747 in cash with respect to each share of Series B Preferred Stock, in each case, without interest and subject to withholding, subject to the terms and conditions set forth in the Merger Agreement.

The holders of the Company’s common stock, par value $0.001 per share (“Common Stock”) and Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock” and, together with Series C Preferred Stock and Series B Preferred Stock, the “Preferred Stock”), did not receive any consideration in the Merger. Additionally, each Company option or warrant outstanding immediately prior to the Effective Time, whether or not then vested and exercisable, was cancelled without the receipt of any consideration.

Following the consummation of the Merger, the shares of the Company’s Common Stock are no longer quoted on the OTC Pink Tier of the OTC Marketplace operated by the OTC Markets Group, Inc. (“OTC Pink”).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information in the Introductory Note and Item 2.01 is incorporated by reference herein.

In connection with the consummation of the Merger, the shares of the Company’s Common Stock are no longer quoted on the OTC Pink, effective as of market close on April 1, 2020. The Company intends to file with the SEC a Form 15 requesting the termination of registration of the shares of its Common Stock under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act; as a result, the Company will no longer file reports with the SEC.

Item 3.03. Material Modification to Rights of Security Holders.

The information in the Introductory Note and Items 2.01, 3.01, 5.01, 5.02 and 5.03 is incorporated by reference herein.

At the Effective Time, the Company’s stockholders immediately before the Effective Time ceased to have any rights as stockholders in the Company, other than their right to receive the Merger Consideration, as applicable, or, with respect to stockholders who properly exercised their appraisal rights and whose shares were not withdrawn under Delaware Law.

Item 5.01. Changes in Control of Registrant.

The information in the Introductory Note and Items 2.01 and 5.02 is incorporated by reference herein.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of the Buyer. The aggregate consideration paid in connection with the Merger was approximately $11.4 million, which consideration was funded with cash on hand from the Buyer.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in the Introductory Note and Item 2.01 is incorporated by reference herein.

In connection with completion of the Merger, at the Effective Time, each of Anthony R. Verdi, Donald R. Caldwell, Michael Azeez, Kenneth Harvey, Alan Krigstein, Sanford Rich, Frederick Tecce and Edmond Walters resigned from his respective position as a member of the Company’s board of directors (the “Board”), and any committee thereof. These departures were in connection with the Merger and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, the Company’s management or Board. Also on April 1, 2020, following the Effective Time, Wayne Locke, James Miller and Mallinath Sengupta were appointed to the Board.

In connection with completion of the Merger, at the Effective Time, Anthony R. Verdi resigned from his position as President, Chief Executive Officer and Chief Financial Officer of the Company. This departure was in connection with the Merger and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, the Company’s management or Board. Also, on April 1, 2020, following the Effective Time, Manish Shah was appointed as President of the Company, Bithin Bhattacharya was appointed as Treasurer of the Company and Lori Stanly was appointed as Secretary of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in the Introductory Note and Item 2.01 is incorporated by reference herein.

At the Effective Time, the Company amended and restated its certificate of incorporation and its bylaws. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 30, 2020, the Company held the Special Meeting to adopt the previously disclosed Merger Agreement. Holders of shares of the Company’s Common Stock and Preferred Stock as of February 26, 2020 (the “Record Date”) were entitled to vote at the Special Meeting.

Pursuant to applicable law and the terms of the Merger Agreement, the approval of the Merger and adoption of the Merger Agreement required the affirmative vote of the holders of (i) a majority of the outstanding shares of Common Stock, (ii) a majority of the outstanding shares of Common Stock and Preferred Stock, voting as a single class, with holders of Common Stock entitled to one vote for each share of Common Stock and holders of Preferred Stock entitled to vote the equivalent of 20 shares of Common Stock for each share of Preferred Stock, in each case, outstanding and entitled to vote; and (iii) two-thirds of the outstanding shares of each class of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, in each case, entitled to vote at the Special Meeting.

According to the report of the inspector of elections, at the Special Meeting, the Merger was approved and the Merger Agreement was adopted by the requisite vote of the stockholders of the Company. The Merger was approved and the Merger Agreement was adopted by approximately 54.81% of the outstanding shares of Common Stock and 99.43% of the outstanding shares of Preferred Stock (including 95.21% of the outstanding shares of Series A Preferred Stock, 99.75% of the outstanding shares of Series B Preferred Stock and 99.34% of the outstanding shares of Series C Preferred Stock) as of the Record Date.

The tally of the stockholder votes for the approval of the Merger and adoption of the Merger Agreement is as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
170,552,674	369,714	25,000	0

The tally of the stockholders votes for the approval to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies is as set forth below; however, approval to adjourn the Special Meeting was not needed because there were sufficient votes to approve the proposal to approve the Merger and adopt the Merger Agreement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
170,452,674	468,714	26,000	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of January 30, 2020, by and among InsPro Technologies Corporation, Majesco and Majesco Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to Form 8-K of InsPro Technologies Corporation, filed with the Securities and Exchange Commission on January 31, 2020).
3.1	Second Amended and Restated Certificate of Incorporation of InsPro Technologies Corporation.
3.2	Second Amended and Restated Bylaws of InsPro Technologies Corporation.

*	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K, which include the Disclosure Schedule (as defined in the Merger Agreement). The signatory hereby undertakes to furnish supplemental copies of any of the omitted schedules and attachments upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date: April 1, 2020	By:	/s/ Bithindra Bhattacharya
Name: Bithindra Bhattacharya
Title: Treasurer